El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:
Date: October 23, 2003	Media	Analyst
	Teresa Souza	Cynthia Gamez
	915/543-5823	915/543-2213

El Paso Electric Announces Third Quarter Financial Results

El Paso Electric (NYSE: EE) today reported net income for the quarter ended September 30, 2003, of $11.2 million, or $0.23 basic and diluted earnings per share. Net income for the same period last year was $19.5 million, or $0.39 basic and diluted earnings per share. Prior to consideration of the non-recurring impairment loss described below, EE’s net income for the quarter ended September 30, 2003 was $22.0 million, or $0.46 and $0.45 basic and diluted earnings per share, respectively.

The decrease in earnings for the quarter ended September 30, 2003, when compared to the quarter ended September 30, 2002, resulted primarily from an impairment loss on the Customer Information System (“CIS”) project, as discussed below, and decreased wholesale sales revenue related to the expiration of a long-term contract. These decreases in earnings were partially offset by decreased MiraSol operating losses, increased margins on economy sales, increased investment and other income, and reduced interest and depreciation expense resulting from the adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations” on January 1, 2003.

EE has completed an assessment of the CIS project and of alternatives to completion of the project. This assessment included analyzing the impact of continuing changes in the billing requirements as a result of deregulation, the impact that potential delays in the implementation of deregulation had on EE and the software’s ability to perform to specification. Based on events that occurred during the quarter, EE abandoned the CIS project and is required to recognize an asset impairment loss of approximately $10.7 million, net of tax. The net effect of the impairment loss was a $0.22 basic and diluted loss per share.

“ A return to more traditional levels of growth in residential sales, continued improvement in the economy market and a dramatic improvement in local maintenance costs combined to produce a strong quarter from continuing operations.” Said Gary Hedrick, President and CEO.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

During August 2003, EE achieved a record native system peak demand of 1,308 MW surpassing the previous record of 1,282 MW set last summer. In June 2003, EE also achieved a record total system peak demand of 1,546 MW, a 2% increase over the previous record of 1,509 MW.

Year to Date

Net income before the cumulative effect of accounting change for the nine months ended September 30, 2003, was $18.4 million, or $0.38 and $0.37 basic and diluted earnings per share, respectively, compared to net income of $37.7 million, or $0.75 basic and diluted earnings per share for the same period a year ago. Prior to the consideration of the impairment loss described above, and before the cumulative effect of accounting change, EE’s net income for the nine months ended September 30, 2003 was $29.1 million or $0.60 and $0.59 basic and diluted earnings per share, respectively. Net income for the nine months ended September 30, 2003 includes a cumulative effect of accounting change, net of related income taxes, in the amount of $39.6 million, or $0.81 basic and diluted earnings per share, related to the adoption of SFAS No. 143 on January 1, 2003. Net income after the cumulative effect of accounting change for the nine months ended September 30, 2003, was $58.0 million, or $1.19 and $1.18 basic and diluted earnings per share, respectively.

The decrease in earnings prior to the consideration of the cumulative effect of accounting change for the nine months ended September 30, 2003, when compared to the same period a year ago, is primarily attributable to decreased wholesale sales revenue related to the expiration of two long-term contracts, the impairment loss, increased maintenance expense at local plants, increased Palo Verde operations and maintenance expenses, and increased insurance expenses. These decreases were partially offset by increased sales and margins on economy sales; a loss on extinguishment of debt recorded in the prior year without any corresponding amounts in the current year; and the adoption of SFAS No. 143, which reduced interest and depreciation expense in the current year without any corresponding amounts from the prior year; increased investment and other income; decreased MiraSol operating losses; and decreased interest on long-term debt.

EE’s Board of Directors has previously approved stock repurchase programs permitting the repurchase of up to 15 million shares. During the quarter, EE had no repurchases of common stock. To date, almost 14.4 million shares have been repurchased in total at an aggregate cost of $163.5 million, including commissions. EE may continue making purchases of its stock at open market prices and may engage in private transactions, where appropriate.

EE has repurchased or retired $550.5 million of first mortgage bonds with internally generated cash since inception of its deleveraging program in 1996. No first mortgage bonds were repurchased during the third quarter of 2003. Common stock equity as a percentage of capitalization, including current portion of long-term debt and financing obligations, was 44% as of September 30, 2003.

EBITDA

The change in earnings before interest, income taxes, depreciation and amortization, impairment loss, and cumulative effect of accounting change (“EBITDA”) for the three and nine months ended September 30, 2003, compared to the same periods in 2002, are as follows (in thousands):

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

	Three Months Ended	Nine Months Ended
September 30, 2002	$69,019	$172,376
Changes in:
Decreased wholesale sales	(5,358)	(24,270)
SFAS No. 143 liability accretion	(1,196)	(3,588)
Increased insurance expenses	(896)	(3,089)
Increased Palo Verde O&M	(671)	(4,656)
Increased outside services	(528)	(2,356)
Increased maintenance at local plants	(39)	(7,155)
Increased pensions and benefits	(14)	(2,361)
Decreased MiraSol operating loss	2,924	3,272
Increased investment and other income	2,492	2,841
Increased economy sales and/or margins	2,459	9,884
Loss on extinguishment of debt	—	3,410
Other	543	1,946

September 30, 2003	$68,735	$146,254

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is defined as net income before interest, income taxes, depreciation and amortization, impairment loss, and cumulative effect of accounting change. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

Conference Call

A conference call to discuss third quarter 2003 earnings and earnings guidance is scheduled for 4 p.m. Eastern Time October 23, 2003. The dial-in number is 877-915-2768 with a passcode of 2003. The conference leader will be Terry Bassham. A replay will run through November 7, 2003. The dial-in number is 888-568-0429, and a passcode is not required for the replay. The conference call will be webcast live on EE’s website found at http://www.epelectric.com and on http://www.streetevents.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers; (ii) fluctuations in wholesale margins due to uncertainty in the wholesale power market; (iii) unanticipated increased costs associated with scheduled and unscheduled outages; (iv) the cost of replacing steam generators and other unexpected costs at Palo Verde; (v) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the FERC investigation; (vi) deregulation of the electric utility industry and (vii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the three months ended September 30, 2003 and 2002, and consolidated pro forma results of operations for the three months ended September 30, 2002, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Three Months Ended September 30,
	2003	2002	Pro forma 2002
Electric utility operating revenues, net of energy expenses	$130,430	$133,875	$133,875
Energy services operating income (loss)	30	(2,894)	(2,894)
Impairment loss on CIS project	17,576	—	—
Other electric utility operating expenses	84,284	82,794	82,972
Other income (deductions)	609	(1,883)	(1,883)
Interest charges	11,443	14,307	12,243
Income tax expense	6,520	12,494	13,224

Net income	$11,246	$19,503	$20,659

Basic earnings per share	$0.23	$0.39	$0.42

Weighted average number of shares outstanding	48,034,945	49,758,859	49,758,859

Diluted earnings per share	$0.23	$0.39	$0.41

Weighted average number of shares and dilutive potential shares outstanding	48,441,240	50,217,145	50,217,145

	Three Months Ended September 30,
	2003	2002	Pro forma 2002
Reconciliation of EBITDA to Net Income:
EBITDA	$68,735	$69,019	$67,927
Less:
Impairment loss on CIS project	17,576	—	—
Depreciation and amortization	21,950	22,715	21,801
Net interest expense	11,443	14,307	12,243
Income taxes	6,520	12,494	13,224

Net Income	$11,246	$19,503	$20,659

El Paso Electric Company’s consolidated results of operations for the nine months ended September 30, 2003 and 2002, and consolidated pro forma results of operations for the nine months ended September 30, 2002, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Nine Months Ended September 30,
	2003	2002	Pro forma 2002
Electric utility operating revenues, net of energy expenses	$343,190	$353,776	$353,776
Energy services operating income (loss)	(79)	(3,351)	(3,351)
Impairment loss on CIS project	17,576	—	—
Other electric utility operating expenses	262,106	239,723	240,259
Other income (deductions)	202	(6,050)	(6,050)
Interest charges	34,858	43,609	37,416
Income tax expense	10,416	23,371	25,561

Income before cumulative effect	18,357	37,672	41,139
Cumulative effect of accounting change, net (1)	39,635	—	—

Net income	$57,992	$37,672	$41,139

Basic earnings per share:
Income before cumulative effect	$0.38	$0.75	$0.82
Cumulative effect of accounting change, net	0.81	—	—

Net income	$1.19	$0.75	$0.82

Weighted average number of shares outstanding	48,662,323	49,948,222	49,948,222

Diluted earnings per share:
Income before cumulative effect	$0.37	$0.75	$0.81
Cumulative effect of accounting change, net	0.81	—	—

Net income	$1.18	$0.75	$0.81

Weighted average number of shares and dilutive potential shares outstanding	49,028,404	50,499,629	50,499,629

	Nine Months Ended September 30,
	2003	2002	Pro forma 2002
Reconciliation of EBITDA to Net Income:
EBITDA	$146,254	$172,376	$169,099
Less:
Impairment loss on CIS project	17,576	—	—
Depreciation and amortization	65,047	67,724	64,983
Net interest expense	34,858	43,609	37,416
Income taxes	10,416	23,371	25,561
Add:
Cumulative effect of accounting change, net (1)	39,635	—	—

Net Income	$57,992	$37,672	$41,139

(1)	Net of income tax expense of approximately $25.0 million.

El Paso Electric Company’s consolidated results of operations for the twelve months ended September 30, 2003 and 2002, are summarized as follows (In thousands except for share data):

	Twelve Months Ended September 30,
	2003	2002
Electric utility operating revenues, net of energy expenses	$444,702	$460,638
Energy services operating income (loss)	(423)	(2,643)
Impairment loss on CIS project	17,576	—
FERC settlements	15,500	—
Other electric utility operating expenses	347,869	321,558
Other income (deductions)	(343)	(8,803)
Interest charges	49,603	59,172
Income tax expense	3,736	22,798

Income before cumulative effect	9,652	45,664
Cumulative effect of accounting change, net (1)	39,635	—

Net income	$49,287	$45,664

Basic earnings per share:
Income before cumulative effect	$0.20	$0.91
Cumulative effect of accounting change, net	0.81	—

Net income	$1.01	$0.91

Weighted average number of shares outstanding	48,900,634	49,970,659

Diluted earnings per share:
Income before cumulative effect	$0.20	$0.90
Cumulative effect of accounting change, net	0.80	—

Net income	$1.00	$0.90

Weighted average number of shares and dilutive potential shares outstanding	49,279,690	50,582,519

	Twelve Months Ended September 30,
	2003	2002
Reconciliation of EBITDA to Net Income:
EBITDA	$167,472	$217,989
Less:
Impairment loss on CIS project	17,576	—
Depreciation and amortization	86,905	90,355
Net interest expense	49,603	59,172
Income taxes	3,736	22,798
Add:
Cumulative effect of accounting change, net (1)	39,635	—

Net Income	$49,287	$45,664

(1)	Net of income tax expense of approximately $25.0 million.

El Paso Electric Company’s pro forma consolidated results of operations which reflects the application of SFAS No. 143 on a retroactive basis for the twelve months ended September 30, 2003 and 2002, are summarized as follows (In thousands except for share data):

	Twelve Months Ended September 30,
	Pro forma 2003	Pro forma 2002
Electric utility operating revenues, net of energy expenses	$444,702	$460,638
Energy services operating income (loss)	(423)	(2,643)
Impairment loss on CIS project	17,576	—
FERC settlements	15,500	—
Other electric utility operating expenses	348,047	322,196
Other income (deductions)	(343)	(8,803)
Interest charges	47,539	51,057
Income tax expense	4,466	25,692

Net income	$10,808	$50,247

Basic earnings per share	$0.22	$1.01

Weighted average number of shares outstanding	48,900,634	49,970,659

Diluted earnings per share	$0.22	$0.99

Weighted average number of shares and dilutive potential shares outstanding	49,279,690	50,582,519

	Twelve Months Ended September 30,
	Pro forma 2003	Pro forma 2002
Reconciliation of EBITDA to Net Income:
EBITDA	$166,380	$213,714
Less:
Impairment loss on CIS project	17,576	—
Depreciation and amortization	85,991	86,718
Net interest expense	47,539	51,057
Income taxes	4,466	25,692

Net Income	$10,808	$50,247

Three Months Ended September 30, 2003 and 2002 (In thousands):

	2003	2002		Increase (Decrease)
Electric kWh sales:
Retail:
Residential	605,256	594,539		1.8%
Commercial and industrial, small	628,261	631,824		(0.6%)
Commercial and industrial, large	314,266	315,701		(0.5%)
Sales to public authorities	358,152	365,477		(2.0%)
Wholesale:
Sales for resale	19,861	221,865		(91.0	%)(1)
Economy sales	409,136	526,511		(22.3	%)(2)

Total	2,334,932	2,655,917		(12.1%)

Electric utility operating revenues:
Base revenues:
Retail:
Residential	$54,708	$53,362		2.5%
Commercial and industrial, small	47,862	48,212		(0.7%)
Commercial and industrial, large	11,291	11,961		(5.6%)
Sales to public authorities	20,450	20,339		0.5%
Wholesale:
Sales for resale	926	6,438		(85.6	%)(1)

Total base revenues	135,237	140,312		(3.6%)
Fuel revenues	41,741	45,439		(8.1	%)(1)
Economy sales	17,697	17,618		0.4	% (2)
Other (4)	2,637	1,731		52.3	% (3)

Total electric utility operating revenues	$197,312	$205,100		(3.8%)

Capital Expenditures	$16,810	$15,826
Cash Interest Payments	$12,604	$15,079
Depreciation and Amortization	$21,950	$22,715	(5)
EBITDA	$68,735	$69,019	(6)

(1)	Primarily due to the expiration of a wholesale power contract with TNP on December 31, 2002 and reduced sales to the CFE.
(2)	Primarily due to decreased available power as a result of maintenance at local plants and Palo Verde. The economic impact of this decrease was offset with higher market prices compared to the same period last year.
(3)	Primarily due to increased wheeling revenues.
(4)	Represents revenues with no related kWh sales.
(5)	Pro forma depreciation and amortization would be $21,801 assuming SFAS No. 143 had been applied on a retroactive basis.
(6)	Pro forma EBITDA would be $67,927 assuming SFAS No. 143 had been applied on a retroactive basis.

Nine Months Ended September 30, 2003 and 2002 (In thousands):

	2003	2002		Increase (Decrease)
Electric kWh sales:
Retail:
Residential	1,483,707	1,465,194		1.3%
Commercial and industrial, small	1,600,965	1,618,032		(1.1%)
Commercial and industrial, large	880,791	885,477		(0.5%)
Sales to public authorities	931,600	947,230		(1.7%)
Wholesale:
Sales for resale	59,067	827,778		(92.9	%)(1)
Economy sales	1,442,720	1,138,730		26.7	% (2)

Total	6,398,850	6,882,441		(7.0%)

Electric utility operating revenues:
Base revenues:
Retail:
Residential	$132,527	$130,531		1.5%
Commercial and industrial, small	125,985	126,433		(0.4%)
Commercial and industrial, large	32,201	32,986		(2.4%)
Sales to public authorities	55,513	54,627		1.6%
Wholesale:
Sales for resale	2,873	27,110		(89.4	%)(1)

Total base revenues	349,099	371,687		(6.1%)
Fuel revenues	93,708	122,034		(23.2	%)(3)
Economy sales	58,367	33,600		73.7	% (2)
Other (4)	5,781	5,303		9.0%

Total electric utility operating revenues	$506,955	$532,624		(4.8%)

Capital Expenditures	$49,545	$48,142
Cash Interest Payments	$39,263	$44,058
Depreciation and Amortization	$65,047	$67,724	(5)
EBITDA	$146,254	$172,376	(6)

(1)	Primarily due to the expiration of wholesale power contracts with IID on April 30, 2002 and TNP on December 31, 2002, and reduced sales to the CFE.
(2)	Primarily due to increased available power as a result of the expiration of the wholesale contracts mentioned above and a more robust market.
(3)	Primarily due to the expiration of the wholesale contracts with IID and TNP, reduced sales to the CFE, and decreased energy expenses passed through to Texas and New Mexico customers.
(4)	Represents revenues with no related kWh sales.
(5)	Pro forma depreciation and amortization would be $64,983 assuming SFAS No. 143 had been applied on a retroactive basis.
(6)	Pro forma EBITDA would be $169,099 assuming SFAS No. 143 had been applied on a retroactive basis.

Twelve Months Ended September 30, 2003 and 2002 (In thousands):

	2003	2002	Increase (Decrease)
Electric kWh sales:
Retail:
Residential	1,889,444	1,862,563	1.4%
Commercial and industrial, small	2,059,691	2,082,992	(1.1%)
Commercial and industrial, large	1,157,129	1,169,485	(1.1%)
Sales to public authorities	1,196,550	1,224,008	(2.2%)
Wholesale:
Sales for resale	217,422	1,101,522	(80.3	%)(1)
Economy sales	1,787,455	1,266,030	41.2	% (2)

Total	8,307,691	8,706,600	(4.6%)

Electric utility operating revenues:
Base revenues:
Retail:
Residential	$168,315	$165,793	1.5%
Commercial and industrial, small	163,106	164,555	(0.9%)
Commercial and industrial, large	42,635	43,947	(3.0%)
Sales to public authorities	71,688	71,572	0.2%
Wholesale:
Sales for resale	7,989	36,340	(78.0	%)(1)

Total base revenues	453,733	482,207	(5.9%)
Fuel revenues	130,323	157,140	(17.1	%)(3)
Economy sales	68,423	36,253	88.7	% (2)
Other (4)	7,378	7,565	(2.5%)

Total electric utility operating revenues	$659,857	$683,165	(3.4%)

Capital Expenditures	$66,468	$67,501
Cash Interest Payments	$50,990	$57,810
Depreciation and Amortization (5)	$86,905	$90,355
EBITDA (6)	$167,472	$217,989

(1)	Primarily due to the expiration of wholesale power contracts with IID on April 30, 2002 and TNP on December 31, 2002, and reduced sales to the CFE.
(2)	Primarily due to increased available power as a result of the expiration of the wholesale contracts mentioned above and a more robust market.
(3)	Primarily due to the expiration of the wholesale contracts with IID and TNP, reduced sales to the CFE, and decreased energy expenses passed through to Texas and New Mexico customers.
(4)	Represents revenues with no related kWh sales.
(5)	Pro forma depreciation and amortization would be $85,991 and $86,718 in 2003 and 2002, respectively, assuming SFAS No. 143 had been applied on a retroactive basis.
(6)	Pro forma EBITDA would be $166,380 and $213,714 in 2003 and 2002, respectively, assuming SFAS No. 143 had been applied on a retroactive basis.

At September 30, 2003 and 2002 (In thousands, except book value per share):

	2003	2002
Cash and Temporary Investments	$31,268	$62,140

Common Stock Equity	$502,461	$478,521
Long-term Debt, Net of Current Portion	588,571	588,685
Financing Obligations, Net of Current Portion	19,866	26,200

Total Capitalization	$1,110,898	$1,093,406

Current Portion of Long-Term Debt and Financing Obligations	$22,060	$61,396

Book Value Per Share	$10.43	$9.59

Number of retail customers	322	314